                                                                  EXHIBIT 4.3(B)

                                                                     ANNEX I
                                                                       TO
                                                                  NOTE PURCHASE
                                                                    AGREEMENT

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE ISSUANCE TO THE HOLDER OF THE SHARES OF COMMON STOCK ISSUABLE IN PARTIAL PAYMENT OF PRINCIPAL OR THE REDEMPTION PRICE OF THIS NOTE AND IN PAYMENT OF INTEREST ON THIS NOTE ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE 1933 ACT. PURSUANT TO THE NOTE PURCHASE AGREEMENT, THIS NOTE HAS BEEN ACQUIRED, AND SUCH SHARES MUST BE ACQUIRED, FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE 1933 ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CEPHALON, INC.

               11% REVENUE SHARING SENIOR SECURED NOTE DUE 2002

No. ____                                                              $________
New York, New York
March 1, 1999

          FOR VALUE RECEIVED, CEPHALON, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to [NAME], [ADDRESS], or registered assigns (the "Holder"), or order, the sum of ______________ Dollars ($________________), on the Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by repurchase in accordance with the terms hereof or otherwise. Any amount, including, without limitation, principal of or interest on this Note or the Optional Redemption Price, the Repurchase Price or the Registration Repurchase Price, that is payable under this Note that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). Regular interest shall be payable in arrears on each Interest Payment Date, commencing on June 1, 1999, on the principal amount outstanding on such date. Regular interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No regular interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such redemption.

          All payments of principal of and premium, if any, interest, and other amounts on this Note shall be made in lawful money of the United States of America, or, at the option of the

Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock or, in accordance with Section 1.4, the Company is entitled under certain circumstances to pay a portion of the principal of this Note in shares of Common Stock. All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article VIII.

          The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Note Purchase Agreement and the Holder of this Note and this Note are subject to the terms and entitled to the benefits of the Note Purchase Agreement. This Note is entitled to the benefits of the Security Agreement and the Patent and Trademark Security Agreement.

          The following terms shall apply to this Note:


                                   ARTICLE I

                       CERTAIN PAYMENTS IN COMMON STOCK;
                              OPTIONAL REDEMPTION

          1.1  ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST.  (a)  If the
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Company exercises its option to make a payment of interest on this Note wholly or partly in Common Stock (herein sometimes called the "Share Interest Payment Option"), the issuance of Interest Payment Shares upon such exercise of the Share Interest Payment Option shall have been authorized by the Board of Directors of the Company.

          (b) The Company shall not be permitted to exercise the Share Interest Payment Option with respect to any payment of interest on this Note if:

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

          (ii) the issuance or delivery of Interest Payment Shares or the public resale of such Interest Payment Shares by the Holder would require registration or filing with or approval of any governmental authority under any law or regulation, and such registration, filing or approval has not been effected or obtained or is not in effect or on such Interest Payment Date or the date the Company delivers the Interest Payment Shares to the Holder the Interest Share Registration Statement is unavailable for use by the Holder for the resale of the Interest Payment Shares;

          (iii) the outstanding shares of Common Stock are neither (A) listed or admitted for trading on a national securities exchange nor (B) quoted on Nasdaq; or the Interest Payment Shares shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

          (iv) the Interest Share Price for the Interest Payment Shares is less than the par value of the Common Stock; or

          (v) an Event of Default has occurred and is continuing on the date the Company makes such election or on the applicable Interest Payment Date.

          (c) The Company may exercise its right to elect the Share Interest Payment Option with respect to any Interest Payment Date only by giving notice of such election to the Holder not less than 24 or more than 28 Trading Days prior to such Interest Payment Date, which notice shall state the percentage of the interest payable on such Interest Payment Date which is to be paid in Interest Payment Shares. The Company shall have the right to elect the Share Interest Payment Option with respect to this Note only if the Company also elects the similar option which it has with respect to the Other Notes for the interest due thereon on the date which is such Interest Payment Date and in each such case pro rata among this Note and the Other Notes, based on the amounts of interest due on such date hereon and thereon. If the Company elects the Share Interest Payment Option with respect to a particular Interest Payment Date, the Company shall issue to the Holder in respect of such Interest Payment Date the aggregate number of whole shares of Common Stock determined by dividing the per share Interest Share Price of the Common Stock on the applicable Interest Payment Date into an amount equal to 102% of the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in Common Stock were being paid in such lawful money. If the Company elects the Share Interest Payment Option with respect to an Interest Payment Date, the Interest Payment Shares for such Interest Payment Date shall become issuable on such Interest Payment Date and the Company shall deliver, or cause to be delivered, the appropriate number of shares of Common Stock to the Holder within three Trading Days after the applicable Interest Payment Date. If in any case the Company shall fail to deliver or cause to be delivered such number of shares of Common Stock to the Holder within such period of three Trading Days, then in addition to any other liabilities the Company may have hereunder and under applicable law (1) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (2) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of covering a purchase (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the date the Company notified the Holder of the Company's election of the Share Interest Payment Option and ending on the date the Company delivers or causes to be delivered to the Holder the shares of Common Stock issuable in respect thereof), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (3) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Share Interest Payment Option, require payment in cash of the interest in respect of which the Company exercised the Share Interest Payment Option, in which case the amount of such interest shall be immediately due and payable, with Default Interest thereon from the applicable Interest Payment Date until paid in full and the Company shall not be obligated or entitled to issue such Interest Payment Shares in respect of such Interest Payment Date. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (2) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Transfer Agent). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Interest Payment Date if the Holder becomes aware that shares of Common Stock so issuable have not been received as provided herein. If the Company shall have exercised the Share Interest Payment Option with respect to a particular Interest Payment Date and either (1) the Company shall notify the Holder on or after such Interest Payment Date that the Interest Payment Shares might not be delivered within three Trading Days after such Interest Payment Date or (2) the Holder learns after the date which is three Trading Days after such Interest Payment Date that the Holder has not received such Interest Payment Shares, then, without releasing the Company of its obligations with respect thereto, from and after the next succeeding Trading Day the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such Interest Payment Shares in a manner which is likely to increase materially the liability of the Company under clause (2) of the second preceding sentence. No fractional shares of Common Stock shall be issued in payment of interest on this Note. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in lieu of issuance of such fractional share.

          (d) If the Company elects the Share Interest Payment Option with respect to a payment of interest on this Note with respect to a particular Interest Payment Date, the Company shall deliver to the Holder, on or prior to the date on which Interest Payment Shares for such payment of interest on this Note are to be received by the Holder, a Company Certificate setting forth (i) the total amount of the cash interest payment to which the Holder is entitled,
(ii) the portion of such interest payment being made in Interest Payment Shares and the amount which is 102% thereof, (iii) the number of Interest Payment Shares allocable to such payment, as calculated pursuant to this Section 1.1,
(iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.1(c), (v) a brief statement of the facts requiring such adjustment, and (vi) a brief statement that none of the conditions set forth in
Section 1.1(b) has occurred and is existing and that all of the requirements of this Section 1.1 have been met. The Interest Payment Shares shall be duly issued in the name of the Holder or its nominee. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Interest Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this
Section 1.1 in the absence of manifest error. On or before the pertinent payment date, the Company shall issue, or cause the transfer agent for the Common Stock to prepare and issue, the Interest Payment Shares in the name of the Holder or its nominee before being so delivered by the Company on the payment date.

          (e) The Interest Payment Shares, when issued pursuant to and in compliance with this Section 1.1, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Interest Payment Shares relate.

          1.2  OPTIONAL REDEMPTION.  (a) At any time during the Optional
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Redemption Period, the Company shall have the right to redeem at any one time all or from time to time any part of the outstanding principal amount of this Note at the Optional Redemption Price pursuant to this Section 1.2 on any Optional Redemption Date, so long as (x) on the date an Optional Redemption Notice is given and at all times to and including the applicable Optional Redemption Date, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing (unless the requirements of this clause (x) will be satisfied immediately after the applicable Optional Redemption Date and the Company shall furnish to the Holder Company Certificates to such effect on the date the applicable Optional Redemption Notice is given to the Holder and on the applicable Optional Redemption Date), (y) on the date an Optional Redemption Notice is given and at all times to and including the applicable Optional Redemption Date no Repurchase Event or Registration Repurchase Event has occurred with respect to which the Holder has the right to exercise repurchase rights pursuant to Sections 5.1 and 5.2 or Section 5.3 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price or the Registration Repurchase Price, as the case may be, has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a

Repurchase Event has occurred and is continuing, and (z) on the date an Optional Redemption Notice is given, the Company has funds available to pay the Optional Redemption Price. In order to exercise its right of redemption under this
Section 1.2, the Company shall give an Optional Redemption Notice to the Holder not less than 20 days or more than 30 days prior to the Optional Redemption Date stating that: (1) the Company is exercising its right to redeem a specified portion of this Note in accordance with this Section 1.2, (2) the principal amount of this Note to be redeemed, (3) the Optional Redemption Price and (4) the Optional Redemption Date. On the applicable Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the Optional Redemption Price of the portion (which may be all) of this Note to be redeemed.

          (b) The Company shall not be entitled to give an Optional Redemption Notice or to redeem any portion of this Note with respect to which the Company has given the Holder notice pursuant to Section 1.4 that the Company is exercising the Share Principal Payment Option and to which exercise the Holder has consented.

          (c) Any redemption of this Note pursuant to this Section 1.2 shall be made at the same time as a redemption by the Company of a pro rata portion (based on the outstanding principal amounts) of the Other Notes and in each such case the aggregate principal amount of this Note and the Other Notes to be so redeemed shall be at least $5,000,000.00 or such lesser aggregate principal amount of this Note and the Other Notes as shall remain outstanding at the time an Optional Redemption Notice is given. The Company shall not redeem any of the Other Notes pursuant to the provisions thereof similar to this Section 1.2 or repurchase or otherwise acquire any of the Other Notes (other than a mandatory redemption pursuant to provisions of the Other Notes comparable to Article V) unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion (based on outstanding principal amount) of this Note for cash at the same unit price as the Other Note or Other Notes.

          1.3  NO PREPAYMENT.  Except as specifically provided in Sections 1.2
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and 6.2, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the Maturity Date. The Company shall not repurchase or otherwise acquire any of the Other Notes unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion of this Note for cash at the same price per unit of outstanding principal amount as the Other Note or Other Notes. Nothing in this Section 1.3 shall limit the Company's rights under Article VII.

          1.4  ISSUANCE OF COMMON STOCK IN LIEU OF CASH PAYMENT OF PRINCIPAL OR
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REDEMPTION PREMIUM.  (a)  The Company shall have the right to elect to pay (1) a
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portion of the principal amount of this Note on the Maturity Date or (2) a portion of the Optional Redemption Price payable upon a redemption of this Note in accordance with Section 1.2, in either such case in shares of Common Stock, if the Holder consents to such election (herein sometimes called the "Share Principal Payment Option"). If the Company elects the Share Principal Payment Option, the issuance of Principal Payment Shares upon the exercise of the Share Principal Payment Option shall have been authorized by the Board of Directors of the Company. Such election, once made, shall be irrevocable.

          (b) The Company shall not be entitled to exercise the Share Principal Payment Option with respect to payment of a portion of this principal
Note if:

          (i) the number of shares of Common Stock authorized, unissued, and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such principal to be paid in Common Stock;

          (ii) the issuance or delivery of Principal Payment Shares or the public resale of such Principal Payment Shares by the Holder would require registration or filing with or approval of any governmental authority under any law or regulation, and such registration, filing or approval has not been effected or obtained or is not in effect or on the Maturity Date the Payment Share Registration Statement is unavailable for use by the Holder for the resale of the Principal Payment Shares;

          (iii) the outstanding shares of Common Stock are neither (A) listed or admitted to trading on a national securities exchange nor (B) quoted on Nasdaq; or the Principal Payment Shares shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

          (iv) the Payment Share Price for the Principal Payment Shares is less than the par value of the Common Stock; or

          (v) an Event of Default has occurred and is continuing on the date the Company makes such election or on the Maturity Date.

          (c) The Company may exercise its right to elect the Share Principal Payment Option only by giving notice of such election to the Holder at least 100 Trading Days prior to the Maturity Date or the applicable Optional Redemption Date, as the case may be. The Company shall have the right to elect the Share Principal Payment Option with respect to a portion of the principal amount of this Note that is due on the Maturity Date that is equal to not more than 50 percent of the original principal amount of this Note (or, if less than 50 percent of the original principal amount of this Note is outstanding, up to the outstanding principal amount of this Note). The Company shall have the right to elect the Share Principal Payment Option with respect to a portion of the Optional Redemption Price equal to not more than 20 percent of the principal amount of this Note to be redeemed on any Optional Redemption Date. In each such case, the Company shall have the right to elect the Share Principal Payment Option with respect to this Note only if:

          (i) the Company also elects the similar option which it has with respect to the Other Notes for the principal thereof due on the date which is the Maturity Date or a portion of the redemption price thereof which is payable on the applicable Optional Redemption Date, as the case may be, and in each such case pro rata among this Note and the Other Notes, based on the outstanding principal amounts hereof and thereof; and

          (ii) the Holder in its sole discretion consents to such election with respect to this Note by notice to the Company within ten Trading Days after the Company makes such election.

If the Company elects the Share Principal Payment Option and the Holder so consents, the Company shall issue and deliver, or cause to be delivered to the Holder on or before the Maturity Date or the applicable Optional Redemption Date, as the case may be, the aggregate number of whole shares of Common Stock determined by dividing the per share Payment Share Price on the Maturity Date or the applicable Optional Redemption Date, as the case may be, into an amount equal to 105% of the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of principal of this Note or the portion of the Optional Redemption Price of this Note, as the case may be, which is being paid in Common Stock were being paid in such lawful money. If the Company shall fail to deliver or cause to be delivered such number of shares of Common Stock to the Holder on or prior to the Maturity Date, or the applicable Optional Redemption Date, as the case may be, then in addition to any other liabilities the Company may have hereunder and under applicable law
(1) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (2) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of covering a purchase (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the date the Company notified the Holder of the Company's election of the Share Principal Payment Option and ending on the Maturity Date or the applicable Optional Redemption Date, as the case may be), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (3) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Share Principal Payment Option, require payment in cash of the portion of the principal amount of this Note in respect of which the Company exercised the Share Principal Payment Option, in which case the amount of such principal shall be immediately due and payable, with Default Interest thereon from the Maturity Date or the applicable Optional Redemption Date, as the case may be, until paid in full and the Company shall not be obligated or entitled to issue such Principal Payment Shares in respect of such payment of principal or the Optional Redemption Date, as the case may be. Notwithstanding the foregoing the Company shall not be liable to the

Holder under clause (2) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Transfer Agent). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the Maturity Date or the applicable Optional Redemption Date, as the case may be, if the Holder becomes aware that shares of Common Stock so issuable have not been received as provided herein. If the Company shall have exercised the Share Principal Payment Option with respect to a particular payment and either (1) the Company shall notify the Holder that such Principal Payment Shares might not be delivered when due or (2) the Holder learns after the date on which such Principal Payment Shares are due to be delivered to such Holder that the Holder has not received such Principal Payment Shares, then, without releasing the Company of its obligations with respect thereto (x) from and after the next succeeding Trading Day the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such Principal Payment Shares is a manner which is likely to increase materially the liability of the Company under clause (2) of the second preceding sentence and (y) if the Company so requests, the Holder will advise the Company of the Holder's open trading position in the Common Stock with respect to which the Holder expects receipt of such Principal Payment Shares and will take such action as may be directed by the Company to close such open trading position (subject to prevailing market conditions) so long as the Company pays in advance, or makes provision for such payment which is satisfactory to the Holder in its sole discretion, of all amounts required by the Holder to assure that the Holder will not suffer any economic or trading loss by reason of taking such action. No fractional shares of Common Stock shall be issued in payment of principal or any portion of the Optional Redemption Price of this Note. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America in lieu of issuance of such fractional share.

          (d) (1) If the Company shall be entitled to issue Principal Payment Shares on the Maturity Date, the Company shall deliver to the Holder, on or prior to the Maturity Date:

          (A) a Company Certificate setting forth (i) the total amount of principal to which the Holder is entitled, (ii) the portion of the principal of this Note being paid in Principal Payment Shares and the amount which is 105% thereof, (iii) the number of Principal Payment Shares allocable to the payment of such amount, as calculated pursuant to this
     Section 1.4, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.1(c), (v) a brief statement of the facts requiring such adjustment, and (vi) a brief statement that none of the conditions set forth in Section 1.4(b) has occurred and is existing and that all of the requirements of this Section 1.4 have been met; and

          (B) an opinion of counsel selected by the Company and reasonably acceptable to the Majority Holders to the effect set forth in EXHIBIT B.

          (2) If the Company shall be entitled to issue Principal Payment Shares in partial payment of the Optional Redemption Price, the Company shall deliver to the Holder, on or prior to the applicable Optional Redemption Date:

          (A) a Company Certificate setting forth (i) the total amount of principal being redeemed on such Optional Redemption Date, (ii) the portion of the premium on such principal amount of this Note being paid in Principal Payment Shares and the amount which is 105% thereof, (iii) the number of Principal Payment Shares allocable to the payment of such amount, as calculated pursuant to this Section 1.4, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.1(c),
     (v) a brief statement of the facts requiring such adjustment, and (vi) a brief statement that none of the conditions set forth in Section 1.4(b) has occurred and is existing and that all of the requirements of this Section
     1.4 have been met; and

          (B) an opinion of counsel selected by the Company and reasonably acceptable to the Majority Holders to the effect set forth in EXHIBIT B.

          (3) The Principal Payment Shares shall be duly issued in the name of the Holder or its nominee. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Principal Payment Shares and of any adjustments to such number made pursuant to this
Section 1.4 in the absence of manifest error. On or before the Maturity Date or the applicable Optional Redemption Date, as the case may be, the Company shall issue, or cause the Transfer Agent for the Common Stock to prepare and issue, the Principal Payment Shares in the name of the Holder or its nominee before being so delivered by the Company on the Maturity Date or the applicable Optional Redemption Date, as the case may be.

          (f) The Principal Payment Shares, when issued pursuant to and in compliance with this Section 1.4, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the portion of the principal amount of this Note to which such Principal Payment Shares relate or the portion of the Optional Redemption Price of this Note to which such Principal Payment Shares relate, as the case may be.

          (g) Notwithstanding any other provision hereof, if the Aggregate Share Payment Amount exceeds the Share Payment Threshold, then the Holder shall have the right, exercisable by notice given to the Company on or before the Business Day immediately preceding the Maturity Date, to receive payment in cash rather than Principal Payment Shares on the Maturity Date of all or any portion of the Holder's pro rata (based on the portion of the principal amount of this Note and the Other Notes which the Company has elected to pay in shares of Common Stock and as to which the holders have consented) portion of such excess.


                                  ARTICLE II

                              ADDITIONAL INTEREST

          2.1  RIGHT TO ADDITIONAL INTEREST.  In addition to all other amounts
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provided in this Note and the Other Notes to be paid by the Company, the Holder and the registered holders of the Other Notes shall be entitled to payments based on a portion of the Net Revenues of the Products and the Competitive Products in the Territory during the Payment Period. The amount of such payments based on a portion of such Net Revenues of the Products and the Competitive Products during any Determination Period shall be the product obtained by multiplying (x) an amount equal to the Net Revenues from the Products and the Competitive Products in the Territory during such Determination Period times (y) the Payment Percentage in effect during such Determination Period, with each change therein during such Determination Period being given effect (such product, the "Noteholder Payment Amount"). Based on the U.S. federal income tax laws in effect on the Issuance Date, the Company intends to treat the Noteholder Payment Amounts as additional interest on this Note for U.S. federal income tax purposes. The Company shall remain obligated to make payments to the Holder pursuant to this Article II notwithstanding the payment or redemption of all or any portion of this Note.

          2.2  CALCULATION OF NET REVENUES.  The Company shall maintain in
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reasonable and adequate detail records of all components of and adjustments made in determining Net Revenues of the Products and the Competitive Products in the Territory during each Determination Period. Within 45 days after the end of each Determination Period, the Company shall (a) furnish to the Holder a Company Certificate setting forth (x) in reasonable detail for each Product or Competitive Product for which there were sales in the Territory during such Determination Period the amounts of (1) gross sales (excluding sales to Affiliates), (2) prompt payment and other discounts, (3) transportation and related insurance charges, (4) returns, bad debt and other allowances, (5) taxes deducted from gross sales in determining Net Revenues, (6) distributors', consignees' and wholesalers' fees and commissions, and (7) Net Revenues, in each such case of the preceding clauses (1) through (7) for such Determination Period, (y) the percentage and the amount, in currency of the United States of America, of such Net Revenues to be paid to the Holder and the holders of the Other Notes pursuant to Article II hereof and thereof, identifying each such Person, and (z) a statement that the information set forth in such Company Certificate is true and correct and (b) pay to the Holder an amount equal to the portion of the Noteholder Payment Amount for such Determination Period to which the Holder is entitled.

          2.3  ALLOCATION OF NOTEHOLDER PAYMENT AMOUNT.  The Noteholder Payment
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Amount for any Determination Period shall be allocated among the Persons (including the Holder) who were registered holders of this Note and the Other Notes at any time during such Determination Period pro rata based on the principal amounts held by each and the portion of such Determination Period during which such registered holders held this Note and the Other Notes.

          2.4  RECORDS, INSPECTION, ETC.  The Holder shall have the right,
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exercisable from time to time, to examine, or to have its representatives examine, the relevant books of account and records of the Company, its Subsidiaries and their respective Affiliates upon reasonable prior notice and during normal business hours, to confirm the accuracy of the statements and information provided to the Holder pursuant to this Article II and the amounts of the payments required to be made by the Company to the Holder pursuant to this Article II. The Holder shall have the right from time to time to retain a firm of independent public accountants to examine the books of account and records of the Company and its Subsidiaries for any one or more Determination Periods for purposes of confirming the accuracy of such statements, information and amounts. The cost of such accountants shall be paid by the Holder unless
(i) the amount of the Noteholder Payment Amount as determined by such accountants for any Determination Period was more than $25,000 greater than the amount thereof set forth in the Company Certificate furnished to the Holder for such Determination Period pursuant to Section 2.2 or (ii) the Company shall have failed to furnish a Company Certificate for such Determination Period to the Holder pursuant to Section 2.2 on or before the due date for such Company Certificate. The Company shall not be obligated to maintain the books and records referred to in this section for more than three years after the end of the Payment Period.

          2.5  CERTAIN TRANSFERS OF PRODUCT OR PRODUCT RIGHTS.  The Company
               ----------------------------------------------
shall not sell, assign, transfer or convey (including, without limitation, by means of a license) any Product or Competitive Product as an entirety or substantially as an entirety (except to the extent unrelated to sales and marketing of the Products and Competitive Products in the Territory), or any of its rights relating to any Product or Competitive Product in the Territory unless (1) such transfer is expressly made subject to the lien, security interest and other rights of the Holder and the holders of the Other Notes under the Transaction Documents, (2) such transferee shall execute and deliver such documents and instruments as shall be reasonably satisfactory to the Majority Holders to give effect to the preceding clause (1), and (3) such transferee shall by written instrument reasonably satisfactory to the Majority Holders expressly assume, jointly and severally with the Company, all obligations for the due and punctual payment and performance of all of the Company's obligations under this Article II and under the Security Agreement and Patent and Trademark Security Agreement; provided, however, that the provisions of this clause (3) only shall be inapplicable to any license or sublicense by the Company of its rights with respect to a Product or Competitive Product with respect to the Territory to a Person in connection with a co-marketing arrangement between the Company and such Person, so long as all revenues from sales of such Product or Competitive Product by such Person are included in the computation of Net Revenues for purposes of determining the Noteholder Payment Amount, whether or not such revenues are received by the

Company or reflected in the Company's books, records or financial statements.

          2.6  NO REDEMPTION.  The obligations of the Company under this Article
               -------------
II shall not be extinguished or eliminated by any redemption of this Note pursuant to Section 1.2, any acceleration or payment of this Note upon the occurrence of an Event of Default, any exercise by the Holder of repurchase rights under Article V or any prepayment of this Note in accordance with Section 6.2.


                                  ARTICLE III

                               CERTAIN COVENANTS

          So long as the Company shall have any obligation under this Note, unless otherwise consented to in advance by the Majority Holders:

          3.1  LIMITATIONS ON CERTAIN INDEBTEDNESS.  The Company will not
               -----------------------------------
itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

          3.2  MAINTENANCE OF CASH, CASH EQUIVALENT AND ELIGIBLE INVESTMENT
               ------------------------------------------------------------
BALANCES.  The Company shall maintain Cash, Cash Equivalent and Eligible
--------
Investment Balances during the following periods at least equal to the amounts set forth below:

     Period                                        Amount
     ------                                        ------

     Issuance Date through December 31,1999
               $40 million

     January 1, 2000 and thereafter
               30 million

The Company's Cash, Cash Equivalent and Eligible Investment Balances shall be determined as of the end of each calendar quarter. Within fifteen days after the end of each calendar quarter, the Company shall furnish to the Holder a Company Certificate setting forth the amount of the Company's Cash, Cash Equivalent and Eligible Investment Balances as of the end of such calendar quarter. If at the end of any calendar quarter the Company shall have less than the required amount of Cash, Cash Equivalents and Eligible Investment Balances, then the Company shall not be deemed to be in violation of this Section 3.2 unless such insufficiency exists on the date which is 30 days after the end of such calendar quarter, so long as during such 30-day period the Company is making bona fide efforts to cure such insufficiency.

          3.3  PAYMENT OF OBLIGATIONS.  The Company will pay and discharge, and
               ----------------------
will cause each Significant Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

          3.4  MAINTENANCE OF PROPERTY; INSURANCE.  (a)  The Company will keep,
               ----------------------------------
and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will maintain, and will cause each Significant Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, including, without limitation, products liability insurance relating to the Product, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

          3.5  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.  The Company
               ------------------------------------------------
will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business and except for any Subsidiary which is not involved in the manufacture, sale or marketing in the Territory of Products or Competitive Products and which the Board of Directors determines it is no longer in the Company's interest to own or operate and, if being sold, is being sold for a fair consideration.

          3.6  COMPLIANCE WITH LAWS.  The Company will comply, and will cause
               --------------------
each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

          3.7  INVESTMENT COMPANY ACT.  The Company will not be or become an
               ----------------------
open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

          3.8  LIMITATIONS ON ASSET SALES, LIQUIDATIONS, ETC.; CERTAIN MATTERS.
               ---------------------------------------------------------------
The Company shall not

          (a) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

          (b) liquidate, dissolve or otherwise wind up the affairs of the Company.

          3.9  LIMITATIONS ON LIENS.  The Company will not itself, and will not
               --------------------
permit any Subsidiary to, create, assume or suffer to exist any mortgage, lien, pledge, security interest or other charge or encumbrance (including, without limitation, the lien or retained security title of a conditional vendor), all of which are referred to below as "liens", upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except:

          (a) liens upon any property of any Subsidiary or Subsidiaries as security for indebtedness owing to the Company;

          (b) purchase money liens upon any property acquired by the Company or any Subsidiary, or liens existing on such property at the time of acquisition; provided that (i) no such lien shall extend to or cover any other property of the Company or any Subsidiary, (ii) the principal amount of indebtedness secured by each such lien on any such property shall not exceed the cost (including such principal amount of the indebtedness secured thereby) to the Company or the Subsidiary of the property subject thereto, and (iii) the aggregate principal amount of all indebtedness of the Company and all Subsidiaries secured by all liens described in this subsection (b) and any extensions, renewals or replacements thereof, at any one time outstanding, shall not exceed $10 million for the Company and the Subsidiaries; and the extending, renewing or replacing of any lien permitted by this subsection (b) or of the indebtedness secured thereby; provided, however, that in any such case the lien by which any lien is extended, renewed or replaced shall not extend to or cover any other property of the Company or any Subsidiary and the principal amount of such indebtedness extended, renewed or replaced shall not be increased;

          (c)  liens securing this Note and the Other Notes ratably;

          (d) liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such liens; liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such liens described in this subsection (d) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; and

          (e) liens existing on the Issuance Date and listed in Schedule 4(r) to the Note Purchase Agreement.

          3.10 PRODUCTS AND COMPETITIVE PRODUCTS MARKETING.  Until the end of
               -------------------------------------------
the Payment Period, the Company shall use all commercially reasonable efforts to market the Products and the Competitive Products in the Territory directly or through reliable third parties.

          3.11 MANUFACTURE AND SALE OF THE PRODUCTS AND THE COMPETITIVE
               --------------------------------------------------------
PRODUCTS. Until the end of the Payment Period, the Company shall use all commercially reasonable efforts (a) to manufacture the Products and the Competitive Products in accordance with GMP in sufficient quantities to meet the demand therefor, either directly or through third party manufacturing and supply arrangements, and (b) to sell the Products and the Competitive Products in the Territory.

          3.12 CERTAIN OBLIGATIONS. (a) The Company shall not amend, modify or
               -------------------
waive any provision of any of the Lafon Agreements as they relate to the Territory in a manner which would adversely affect the Collateral Agent's lien on and Security Interest in the Collateral.

          (b) The Company shall perform and comply in all material respects with the Lafon Agreements; and shall perform and comply in all material respects with any other agreement relating to any of the Products or the Competitive Products, the failure to comply with which could have a material adverse effect on the Net Revenues from the Products and the Competitive Products or adversely affect the Collateral Agent's lien on and security interest in the Collateral.

          3.13 NOTICE OF DEFAULTS.  The Company shall notify the Holder
               ------------------
promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article III.

          3.14 CERTAIN EVENTS OF DEFAULT.  If an Event of Default specified in
               -------------------------
clause (c), (e), or (f) of Section 4.1 shall occur and be continuing, then, at the request of the Majority Holders, the

Company shall use all commercially reasonable efforts (a) to sell, license or otherwise dispose of the Products and the Competitive Products and the Company's interests therein as they relate to the Territory, subject to the terms and requirements of the Security Agreement and the Patent and Trademark Security Agreement, for a cash consideration at least equal to the fair market value thereof or (b) to complete one or more financing transactions to provide cash to the Company to enable it to repay or redeem this Note and the Other Notes in accordance with their terms on the earliest date on which the Company is permitted to do so and, if such Event of Default involves a violation by the Company of Section 3.2, to cure such violation.


                                  ARTICLE IV

                               EVENTS OF DEFAULT

          4.1 If any of the following events of default (each, an "Event of Default") shall occur:

          (A)  FAILURE TO PAY PRINCIPAL, INTEREST, ETC. The Company fails (1) to
               ---------------------------------------
     pay the principal, the Optional Redemption Price, the Repurchase Price or the Registration Repurchase Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable, (2) to pay or perform the obligations of the Company under Article II (other than Section 2.4) or (3) to pay any installment of interest hereon when due and, in the case of this clause (3) of this Section 4.1(a) only, such failure continues for a period of five Business Days after the due date thereof; or

          (B)  BREACH OF CERTAIN COVENANTS.  The Company fails to comply with
               ---------------------------
     Section 3.1, 3.10, 3.11, 3.12, 3.13, or 3.14; or

          (C)  BREACH OF OTHER COVENANTS.  The Company fails to comply with
               -------------------------
     Section 3.2 or fails to comply in any material respect with any other provision of Article III of this Note (other than Section 3.1, 3.10, 3.11, 3.12, 3.13, or 3.14) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (a), (b), (i), and (j) of this Section 4.1), and such breach continues for a period of five days after written notice thereof to the Company from the Holder; or

          (D)  BREACH OF REPRESENTATIONS AND WARRANTIES.  Any representation or
               ----------------------------------------
     warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Transaction Documents) shall be false or misleading in any material respect when made; or

          (E)  CERTAIN VOLUNTARY PROCEEDINGS.  The Company or any Subsidiary
               -----------------------------
     shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

          (F)  CERTAIN INVOLUNTARY PROCEEDINGS.  An involuntary case or other
               -------------------------------
     proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

          (G)  JUDGMENTS. Any court of competent jurisdiction shall enter one or
               ---------
     more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of the Judgment Default Threshold, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

          (H)  DEFAULT UNDER OTHER AGREEMENTS. (a) The Company or any Subsidiary
               ------------------------------
     shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of the Cross-Default Threshold, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (b) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of the Cross-Default Threshold shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

          (I)  SECURITY AGREEMENT AND PATENT AND TRADEMARK SECURITY AGREEMENT,
               ---------------------------------------------------------------
     ETC.  The occurrence of any "Event of Default" as defined in  the Security
     ---
     Agreement or the Patent and Trademark Security Agreement;

          (J)  CESSATION OF MANUFACTURE, SALES OR MARKETING. None of the Company
               --------------------------------------------
     or any of its Affiliates shall (directly or through reliable third parties) be manufacturing, selling or marketing the Products in the Territory;

then,

          (1) upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), (d), (i), or (j) of this Section 4.1, at the option of the Holder, and upon the occurrence of any Event of Default specified in clause (e) or (f) of this Section 4.1: (X) the Company shall, pay to the Holder an amount equal to the outstanding principal amount of this Note plus accrued and unpaid interest on such principal amount to the date of payment plus accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (V) all other amounts payable hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, (Y) the Collateral Agent shall be entitled to exercise all rights and remedies under the Security Agreement and the Patent and Trademark Security Agreement, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity; and

          (2) upon the occurrence and during the continuation of any Event of Default specified in clause (c), (g) or (h) of this Section 4.1: (A) if any Event of Default continues during the period of 365 consecutive days following the occurrence of such Event of Default, then thereafter so long as any Event of Default is continuing (i) at the option of the Holder the Company shall pay to the Holder an amount equal to the outstanding principal amount of this Note plus accrued and unpaid interest on such principal amount to the date of payment plus accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (ii) all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection and (and) the Collateral Agent shall be entitled to exercise all rights and remedies under the Security Agreement, the Patent and Trademark Security Agreement, and (B) the Holder shall be entitled to exercise all rights and remedies available at law or in equity other than those set forth in the immediately preceding clause (A).

                                   ARTICLE V

                      REPURCHASE UPON A REPURCHASE EVENT
                       OR REGISTRATION REPURCHASE EVENT

          5.1  REPURCHASE RIGHT UPON REPURCHASE EVENT.  If a Repurchase Event
               --------------------------------------
occurs, in addition to any other right of the Holder, the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price.

          5.2  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHTS, ETC.  (a) On or
               ----------------------------------------------------
before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

          (i)  the date by which the repurchase right must be exercised, and

          (ii) a description of the procedure (set forth in this Section 5.2) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

          (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

          (c) If the Holder shall have given a Holder Notice, then on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

          5.3  REPURCHASE RIGHT UPON REGISTRATION REPURCHASE EVENT.  If a
               ---------------------------------------------------
Registration Repurchase Event occurs, in addition to any other right of the Holder, the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or from time to time any portion hereof, by making payment of the Registration Repurchase Price to the Holder in immediately available funds to such account as specified by the Holder by notice to the Company at least one Business Day prior to the applicable repurchase date, on the repurchase date that is five Business Days after the date a Holder Registration Repurchase Notice is given by the Holder (or such later date as the Holder surrenders this Note to the Company). The Holder shall exercise its right to require repurchase pursuant to this Section
5.3 by giving a Holder Registration Repurchase Notice as follows: (i) if the Registration Repurchase Event occurs by reason of the Company's failure to timely file the Registration Statement with the SEC, at any time prior to the earlier of (x) the date which is 31 days after such event and (y) the date the Company files the Registration Statement with the SEC or (ii) if the Registration Repurchase Event occurs by reason of the non-occurrence of the SEC Effective Date within 90 days after the Issuance Date, at any time prior to the SEC Effective Date. If the Holder shall have given a Holder Registration Repurchase Notice, the Company shall repurchase this Note or the portion of this Note as stated in such Holder Registration Repurchase Notice at a purchase price equal to the Registration Repurchase Price. A Holder Registration Repurchase Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Registration Repurchase Price.

          5.4  OTHER.  A Holder Notice or a Holder Registration Repurchase
               -----
Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after such Holder Notice or Holder Registration Repurchase Notice has been given (which notice shall specify all defects in such Holder Notice or Holder Registration Repurchase Notice), and any Holder Notice or Holder Registration Repurchase Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company's obligation to repurchase any portion of this Note, the repurchase of which is not in dispute.


                                  ARTICLE VI

                          EXTENSION OF MATURITY DATE

          6.1  RIGHT TO EXTEND MATURITY DATE.  The Company shall have the right,
               -----------------------------
exercisable by notice given to the Holder on a date not earlier than 90 or later than 30 days prior to the Original Maturity Date, which notice shall refer to this Section 6.1, to extend the Maturity Date to the Extended Maturity Date so long as the following conditions precedent are satisfied on the date the Company gives such notice to the Holder:

          (a) no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing;

          (b) no Repurchase Event or Registration Repurchase Event shall have occurred with respect to which the Holder has the right to exercise repurchase rights under Sections 5.1 and 5.2 or Section 5.3 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price or the Registration Repurchase Price, as the case may be, has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a Repurchase Event shall have occurred and be continuing;

          (c) Net Revenues from the Products and the Competitive Products in the Territory during the then most recent full calendar quarter preceding the date on which the Company gives such notice to the Holder shall have been at least 75% of the Target Revenues for the Products and the Competitive Products in the Territory for such calendar quarter;

          (d) the Company's Cash, Cash Equivalent and Eligible Investment Balances shall be greater than the sum of (1) an amount equal to 125% of the aggregate outstanding principal amount of this Note and the Other Notes at the close of business on the Business Day prior to the date on which the Company gives such notice to the Holder plus (2) an amount equal to 400% of the cash used in operations by the Company and the Subsidiaries during the then most recently completed fiscal quarter, as shown in the Company's consolidated statement of cash flows, prepared in accordance with Generally Accepted Accounting Principles on a basis consistent with the Company's then most recently prepared audited annual financial statements;

          (e) the Company shall be operating under a current business plan approved by the Company's Board of Directors which shows that from the date such notice is given to the Holder to the Extended Maturity Date the Company's Cash, Cash Equivalent and Eligible Investment Balances will not be less than 125% of the aggregate outstanding principal amount of this Note and the Other Notes on the date such notice is given to the Holder;

          (f) the Company shall have given notice to the holders of all of the Other Notes to extend the maturity date thereof to the Extended Maturity Date; and

          (g) the Company shall have furnished to the Holder a Company Certificate setting forth in reasonable detail confirmation of the satisfaction of the conditions in the preceding clauses (a) through (f).

          6.2  ALTERNATIVE RIGHT TO EXTEND MATURITY DATE.  If the Company is
               -----------------------------------------
unable to satisfy any one or more of the requirements of clause (c), (d) or (e) of Section 6.1, the Company shall have the right, exercisable by notice given to the Holder not earlier than 90 or later than 30 days prior to the Original Maturity Date, which notice shall refer to this Section 6.2, to extend the Maturity Date to the Extended Maturity Date so long as (x) the conditions precedent specified in clauses (a) (other than an Event of Default solely by reason of the Company's violation of Section 3.2), (b) and (f) of Section 6.1 are satisfied on the date the Company gives such notice to the Holder and (y) Net Revenues of the Product and the portion of the Net Revenues of the Competitive Products included in the determination of the Noteholder Payment Amount in the Territory during the then most recent full fiscal quarter preceding the date on which the Company gives such notice to the Holder shall have been at least $3,750,000. If the Company gives such notice, then from and after the Original Maturity Date (1) the Applicable Rate shall be increased from 11% per annum to 14% per annum, (2) the Default Rate shall be increased from 21% per annum to 26% per annum and (3) the Payment Percentage shall be increased to 25 percent and, so long as no Event of Default has occurred and is continuing, the portion of the Noteholder Payment Amount paid to the Holder for any period during which such higher Payment Percentage shall be in effect which is in excess of the portion of the Noteholder Payment Amount which would have been paid to the Holder if the Payment Percentage during such period were 9.0 percent shall be paid to and applied by the Holder to the outstanding principal amount of this Note.


                                  ARTICLE VII

               SATISFACTION AND DISCHARGE OF CERTAIN PROVISIONS

          7.1.  DISCHARGE OF CERTAIN PROVISIONS.  If
                -------------------------------

          (i) the Company shall have deposited with the Collateral Agent, in trust, funds or Government Obligations, the principal of and interest on which when due will, together with any funds set aside at the same time and without the necessity for investment or reinvestment of such funds or for further investment or reinvestment of the principal amount of or interest on such Government Obligations, provide funds sufficient to pay at maturity or upon redemption all of this Note and the Other Notes, including principal and interest due or to become due to the Maturity Date or earlier redemption;

          (ii) in the case of this Note and the Other Notes which the Company may elect to redeem pursuant to Section 1.2 and the comparable provisions of the Other Notes, in whole or in part, prior to their maturity, all action other than the giving of notice of redemption necessary to redeem such of this Note and the Other Notes as of the specified redemption date or dates for this Note and such Other Notes shall have been taken and arrangements reasonably satisfactory to the Majority Holders shall have been made for the giving of notice of such redemption;

          (iii) notice of such deposit shall have been given to the Holder and the Holders of the Other Notes as to which such deposit is applicable, within ten days after the date of such deposit;

          (iv) no Event of Default or event which with notice or passage of time, or both, would become an Event of Default under Section 4.1(e) or 4.1(f) has occurred and is continuing; and

          (v) no Event of Default or event which with notice or passage of time, or both would become an Event of Default (other than as specifically provided in the immediately preceding clause (iv)) has occurred and is continuing (unless the requirements of this clause (v) will be satisfied immediately after the 92-day period hereinbelow specified and the Company shall furnish to the Holder Company Certificates to such effect on the date of such deposit and on such 92nd day);

and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then on the date which is 92 days after the date of such deposit by the Company with the Collateral Agent, so long as during such 92-day period no Event of Default or event which with notice or passage of time, or both, would become an Event of Default under Section 4.1(e) or 4.1(f) has occurred (x) this Note shall cease to be of further effect (except as provided herein), (y) the Company shall be entitled to release of Collateral (other than the funds and Government Obligations so deposited and any interest or income thereon or any proceeds thereof) as provided in the Pledge Agreement and (z) the Holder, on demand of the Company accompanied by a Company Certificate and an opinion of counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Note to the extent set forth herein.

          So long as this Note shall remain outstanding after such discharge, this Note shall continue in effect following the discharge provided for above solely with respect to rights of registration of transfer, exchange or replacement of outstanding Notes, rights to receive payment of the principal hereof and interest hereon in accordance with the terms of this Note from such deposited funds or the proceeds of or interest on such deposited Government Obligations, the rights under Article II and the rights under Sections 3.10 and 3.11; provided, however, that, following such discharge, no claim for payment of principal of or interest on this Note shall be made against the Company. Upon such discharge, any Event of Default which occurred prior to such discharge solely by reason of one or more provisions of this Note with which the Company thereafter is no longer obligated to comply, then such Event of Default shall no longer exist.

          7.2. DEPOSITED MONEYS AND GOVERNMENT OBLIGATIONS TO BE HELD IN
               ---------------------------------------------------------
ACCORDANCE WITH SECURITY AGREEMENT.  All funds and Government Obligations
----------------------------------
deposited with the Collateral Agent pursuant to Section 7.1 shall be held in trust and subject to and in accordance with the terms of the Security Agreement and such funds and interest on such Government Obligations shall be applied by it to the payment of the Notes in accordance with the Security Agreement.

          7.3. REINSTATEMENT.  If (i) the Collateral Agent is unable to apply
               -------------
any funds in accordance with Section 7.2 and the Security Agreement by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Majority Holders so specify by this notice to the Company, the Company's obligations under this Note shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.1 until such time as the Collateral Agent is permitted to apply all such funds in accordance with Section 7.2 and the Security Agreement.


                                 ARTICLE VIII

                                  DEFINITIONS

          8.1  CERTAIN DEFINED TERMS.  (a)  All the agreements or instruments
               ---------------------
herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

          (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Aggregate Share Payment Amount" means the sum of (1) the principal amount of this Note as to which the Company has elected the Share Principal Payment Option and to which the Holder has consented plus (2) the aggregate principal amount of the Other Notes as to which the Company has elected to make payment in shares of Common Stock pursuant to provisions comparable to Section
1.4 and to which the respective holders of the Other Notes have consented in accordance with the terms of the Other Notes.

          "Applicable Rate" means 11 percent per annum except that, if the Company exercises its right to extend the Original Maturity Date to the Extended Maturity Date pursuant to Section 6.2, then from and after the Original Maturity Date such rate shall be increased to 14 percent per annum (or in either such case such lesser rate as shall be the highest rate permitted by applicable law).

          "Assignment Agreement" shall have the meaning provided in the Note Purchase Agreement.

          "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

          "Cash, Cash Equivalent and Eligible Investment Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date, (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with

Generally Accepted Accounting Principles, be classified as cash equivalents and
(3) all Eligible Marketable Securities which are assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as marketable securities.

          "Collateral Agent" means Delta Opportunity Fund, Ltd., as collateral agent under the Security Agreement and the Patent and Trademark Security Agreement, or its successors.

          "Common Stock" means the Common Stock, par value $.01 per share, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Issuance Date.

          "Company" shall have the meaning provided in the first paragraph of this Note.

          "Company Certificate" means a certificate of the Company signed by an Officer.

          "Company Notice" means a Company Notice in the form attached hereto as EXHIBIT C.

          "Competitive Product" means a product, method or system, other than the Product, that (x) has received regulatory approval for use, or has received regulatory approval for any substantially similar use, in a human therapeutic indication as any Product, or (y) is so used for human therapeutic indication of excessive sleep disorder or excessive daytime sleep disorder but shall not include any product, method or system that an Affiliate of the Company was testing in preclinical or clinical trials or for which regulatory approval was received, prior to becoming an Affiliate of the Company.

          "Cross-Default Threshold" means as of any date an amount equal to the greater of

          (1) an amount equal to the product obtained by multiplying (a) the amount, if any, by which the Company's Cash, Cash Equivalent and Eligible Investment Balances on such date exceed the aggregate outstanding principal amount of this Note and the Other Notes on such date times (b) 50 percent; and

          (2)  $1,000,000 for any single Indebtedness of the type referred to in
     Section 4.7 and $2,000,000 in the aggregate for the Company and the Subsidiaries for all Indebtedness referred to in Section 4.1(h).

          "Default Interest" shall have the meaning provided in the first paragraph of this Note.

          "Default Rate" means 21 percent per annum except that, if the Company exercises its right to extend the Original Maturity Date to the Extended Maturity Date pursuant to Section 6.2, then from and after the Original Maturity Date such rate shall be increased to 26 percent per annum (or in either case such lesser rate equal to the highest rate permitted by applicable law).

          "Determination Period" means each calendar quarter, except that the first Determination Period shall begin on the Issuance Date and end on March 31, 1999 and the final Determination Period shall end on the last day of the Payment Period.

          "Eligible Bank" means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

          "Eligible Marketable Securities" of the Company as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Company and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles and which are debt obligations within the Company's investment policies set forth on Exhibit M to the Company's Senior Convertible Notes due April 7, 1998.

          "Event of Default" shall have the meaning provided in Section 4.1.

          "Extended Maturity Date" means March 1, 2003.

          "Fundamental Change" means

          (a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a safe transaction or a series of related transactions; or

          (b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

          (c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

          "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

          "GMP" means the Good Manufacturing Practices established from time to time by the United States Food and Drug Administration.

          "Government Obligations" means direct obligations of, or obligations the timely payment of the principal of and the interest on which are unconditionally guaranteed by, the United States of America and which are not, by their terms, callable.

          "Holder" shall have the meaning provided in the first paragraph of this Note.

          "Holder Notice" means a Holder Notice in the form attached hereto as EXHIBIT D.

          "Holder Registration Repurchase Notice" means a Holder Registration Repurchase Notice in the form attached hereto as EXHIBIT E.

          "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

          "Interest Payment Dates" means each March 1, June 1, September 1 and December 1 and the Maturity Date.

          "Interest Payment Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on this
Note in accordance with Section 1.1.

          "Interest Share Price" for any Interest Payment Date means the arithmetic average of the Market Price of the Common Stock for all of the Trading Days during [


                                                                ]    *

          "Interest Share Registration Statement" means the registration statement filed by the Company with the SEC under the 1933 Act pursuant to
Section 8(a)(1) of the Note Purchase Agreement.

          "Issuance Date" means March 1, 1999.

          "Judgment Default Threshold" means as of any date of determination an amount equal to the greater of

          (1) an amount equal to the product obtained by multiplying (a) the amount, if any, by which the Company's Cash, Cash Equivalent and Eligible Investment Balances on such date exceed the aggregate outstanding principal amount of this Note and the Other Notes on such date times (b) 50 percent; and

          (2)  $1,000,000.

          "Lafon" means Laboratoire L. Lafon, a French corporation.

          "Lafon Agreements" means (1) the License Agreement, dated January 20, 1993, by and between Lafon and the Company, as amended, (2) the Trademark Agreement, dated January 20, 1993, by and between Genelco S.A. and the Company, as amended, and (3) the Supply Agreement, dated January 20, 1993, between the Company and Lafon, as amended.

          "Majority Holders" means at any time such of the holders of this Note and the Other Notes which hold Notes and Other Notes which, based on the outstanding principal amounts thereof, represent a majority of the aggregate outstanding principal amount of this Note and the Other Notes.

          "Market Price" of any security on any date shall mean the closing bid price of such security on such date on Nasdaq or such other securities exchange or other market on which such security is listed for trading on such date which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

          "Maturity Date" means at any time the Original Maturity Date or the Extended Maturity Date, as in effect at such time.

* THE CONFIDENTIAL MATERIAL CONTAINED HEREIN HAS BEEN OMITTTED AND FILED SEPARATELY WITH THE COMMISSION

          "Nasdaq" means the Nasdaq National Market.

          "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

          "Net Revenues" means, with respect to sales for any period and with respect to any item, the amount thereof accrued by the Company for financial reporting purposes, determined under the Generally Accepted Accounting Principles used in the preparation of the Company's then most recently published audited financial statements, from sales of Products or Competitive Products (as and to the extent applicable) by the Company, any Affiliate of the Company or any licensee or sublicensee of the Company or any Affiliate of the Company, but excluding sales to any Affiliate, licensee or sublicensee of the Company or any Affiliate of the Company; provided, however, that if for any period the aggregate Net Revenues for the Products and the Competitive Products (before application of this proviso) would exceed the Target Revenues for such period, then in determining Net Revenues for such period there shall be excluded the portion thereof, if any, arising from Competitive Products equal to the lesser of (x) the amount thereof for such period arising from Competitive Products and
(y) the portion of the aggregate Net Revenues for the Products and the Competitive Products for such period (before application of this proviso) which shall be in excess of the Target Revenues for such period. In determining such amount, the amounts received from such sales shall be reduced by related prompt payment and other trade discounts, transportation and related insurance charges, returns, bad debt and other allowances, taxes (except income and franchise taxes) and distributors', consignees' and wholesalers' fees and commissions.
The terms "licensee" and "sublicensee" shall mean any Person licensed or sublicensed by the Company or any Affiliate of the Company, including, without limitation, pursuant to any marketing, co-marketing or co-detailing agreement (or similar arrangement that is the functional equivalent of a license), but excluding customary distribution, wholesaling and consignment arrangements. For the purposes of this definition, distribution, wholesaling or consignment arrangements shall be limited to arrangements where the distributor, wholesaler or consignee is not obligated, in addition to selling a Product or Competitive Product, to undertake any significant promotional or similar marketing efforts directed at a Product or Competitive Product. In computing the portion of Net Revenues from Products which contain modafinil or any compound based on or derived therefrom as an active ingredient in combination with any other substance as an active ingredient which substance is also sold by the Company or any of its Affiliates not in combination with modafinil or any such compound based or derived therefrom, the portion of Net Revenues from such combination product included in Net Revenues for any period shall be a portion of the total Net Revenues for such combination product for such period which portion shall be determined as the product obtained by multiplying (x) an amount equal to the Net Revenues for such period from sales of such combination product times (y) a fraction (i) the numerator of which shall be the unit price at which the Company or an Affiliate sells products containing modafinil or such compound based on or derived therefrom and (ii) the denominator of which shall be the sum of (A) the amount referred to in the immediately preceding clause (i) plus (B) the unit price at which the Company or an Affiliate sells the products containing such other substance; provided, however, that in no event shall such combination product be sold at a unit price less than the amount referred to in the immediately preceding clause (i). In calculating Net Revenues, any particular unit of a

Product or Competitive Product shall be taken into account only once.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "1933 Act" means the Securities Act of 1933, as amended.

          "Note" means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

          "Noteholder Payment Amount" shall have the meaning provided in Section 2.1.

          "Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 24, 1999, by and between the Company and the original Holder of this Note.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

          "Optional Redemption Date" means each Business Day on which this Note is to be redeemed in whole or in part pursuant to Section 1.2.

          "Optional Redemption Notice" means an Optional Redemption Notice in the form attached hereto as EXHIBIT A.

          "Optional Redemption Period" means the period which commences on March 1, 2001 and ends on the Original Maturity Date.

          "Optional Redemption Price" means an amount in cash equal to the sum of (1) 120% of the outstanding principal amount of this Note specified in an Optional Redemption Notice as being redeemed by the Company plus (2) accrued and unpaid interest on such principal amount to the applicable Optional Redemption Date plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the Optional Redemption Date.

          "Original Maturity Date" means March 1, 2002.

          "Other Note Purchase Agreements" means the several Note Purchase Agreements, dated as of February 24, 1999, by and between the Company and the respective original holders of the Other Notes.

          "Other Notes" means the several 11% Senior Secured Notes due 2002 issued by the Company pursuant to the Other Note Purchase Agreements.

          "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement, dated as of March 1, 1999, by and between the Company and the Collateral Agent.

          "Payment Percentage" means six percent; provided, however, that if an Event of Default shall have occurred, then the Payment Percentage shall be increased to 25 percent during the period from the date of such Event of Default until the earlier of (x) the date no Event of Default is continuing and (y) the date the Company pays the redemption price in full for a redemption of this Note and the Other Notes pursuant to Section 1.2 and the comparable provisions of the Other Notes; provided further, however, that if the Company extends the Original Maturity Date to the Extended Maturity Date pursuant to Section 6.2, then the Payment Percentage shall be increased as provided in Section 6.2; and provided further, however, that, unless a Fundamental Change shall have occurred, if the Company redeems all or any portion of this Note pursuant to Section 1.2 and the Other Notes pursuant to the comparable provisions thereof, then the Payment Percentage (as in effect immediately prior to such redemption) which shall be applicable during the last 12 months of the Payment Period shall be reduced for each such redemption by an amount determined as


          RPP  =  PP  x  PR  x   D
                         --     ---
                         PO     365

where

     RPP    =     amount of reduction in the Payment Percentage (as in effect immediately prior to such redemption) by reason of such redemption

     PP     =     Payment Percentage which would be in effect without regard to any reduction thereof at any time pursuant to this formula.

     PR     =     the aggregate principal amount of this Note and the Other
                  Notes redeemed in such redemption

     PO     =     the original aggregate principal amount of this Note and the
                  Other Notes

     D      =     the number of calendar days during the period commencing on and including the date the Company pays the full redemption price of this Note and the Other Notes which is in connection with such redemption and ending on and excluding the date which is the third anniversary of the Issuance Date

            "Payment Period" means the period which commences on the Issuance Date and ends on the fifth anniversary of the Issuance Date; provided, however, that if in accordance with Article VI the Company elects to extend the Maturity Date to the Extended Maturity Date, effective on the date the Company gives notice of such extension to the Holder and the holders of the Other Notes, the Payment Period shall be extended by one year from the date the Payment Period would have ended as in effect immediately prior to such extension of the Maturity Date.

          "Payment Share Price" means the arithmetic average of the Market Price of the Common Stock for all of the Trading Days during [


               ].          *

          "Payment Share Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a)(2) of the Note Purchase Agreement if the Company elects to make the Share Principal Payment Option and the Holder consents to such election.

          "Permitted Indebtedness" means

          (1) Indebtedness outstanding on the Issuance Date; and

          (2) Indebtedness incurred after the Issuance Date which is unsecured and on a parity with or subordinated to this Note and the Other Notes.

          "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

          "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights issued by the Company with respect to the Common Stock after the date of this Agreement).

          "Principal Payment Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of a portion of the principal amount of the Note in accordance with Section 1.4.

          "Products" means all pharmaceutical compositions containing modafinil or any compound based on or derived therefrom as an active ingredient, whether alone or in combination with any other substance, which are developed, marketed or sold by the Company or any Subsidiary or Affiliate of the Company, including, without limitation, that pharmaceutical composition marketed by the Company on the Issuance Date under the name Provigil(R).

          "Registration Repurchase Event" means the occurrence of either of the following events:

* THE CONFIDENTIAL MATERIAL CONTAINED HEREIN HAS BEEN OMITTTED AND FILED SEPARATELY WITH THE COMMISSION

          (a) the Company fails to file the Registration Statement within the 45-day period provided in Section 8(a)(1) of the Note Purchase Agreement; or

          (b) the SEC Effective Date shall not have occurred on or before the date which is 90 days after the Issuance Date.

          "Registration Repurchase Price" means an amount in cash equal to the sum of (1) 100% of the principal amount of this Note to be repurchased, plus (2) accrued and unpaid interest on such principal amount to the date of such repurchase, plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of repurchase in accordance with Article V.

          "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a)(1) of the Note Purchase Agreement.

          "Repurchase Event" means the occurrence of any one or more of the following events:

          (a) Any Fundamental Change; or

          (b) The occurrence of any Event of Default specified in Article IV of this Note; provided, however, that in the case of only an Event of Default specified in clause (c), (g) or (h) of Section 4.1, such Event of Default shall become a Repurchase Event only on and after the date which is 365 days after the occurrence of such Event of Default if any Event of Default is continuing at such time.

          "Repurchase Price" means with respect to any repurchase pursuant to Sections 5.1 and 5.2 an amount in cash equal to the sum of (1) 101% of the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the date of such repurchase plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of such repurchase.

          "Rights Agreement" means the Amended and Restated Rights Agreement, dated as of January 1, 1999, by and between the Company and Stocktrans, Inc., as Rights Agent.

          "SEC" means the Securities and Exchange Commission.

          "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

          "Security Agreement" means the Security Agreement, dated as of March 1, 1999, by and between the Company and the Collateral Agent.

          "Share Interest Payment Option" shall have the meaning provided in
Section 1.1(a).

          "Share Payment Threshold" means the product obtained by multiplying
(x) the volume-weighted average Trading Price (as reported by Bloomberg, L.P. in its AQR function, or if such source or function ceases to be available, a comparable source and function selected by the Majority Holders and acceptable to the Company in its reasonable judgment) for all of the Trading Days during the 90 consecutive Trading Days ending on (and including) the Trading Day that is three Trading Days prior to the Maturity Date, times (y) the aggregate number of shares of Common Stock traded during such 90 consecutive Trading Days, as reported by Bloomberg, L.P. (or if such source ceases to be available, a comparable source selected by the Majority Holders and acceptable to the Company in its reasonable judgment), times (z) 0.05.

          "Share Principal Payment Option" shall have the meaning provided in
Section 1.4(a).

          "Significant Subsidiary" shall have the meaning provided in Regulation S-X of the SEC, except that a Subsidiary shall not be a Significant Subsidiary only if such Subsidiary, when consolidated for financial reporting purposes with all other Subsidiaries which are not Significant Subsidiaries, would not constitute a Significant Subsidiary.

          "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Target Revenues" means for any period the amount set forth for such period in EXHIBIT F attached hereto.

          "Territory" means the United States, its territories and possessions.

          "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading of securities.

          "Trading Price" for any trade of the Common Stock on any date means the lowest sale price (regular way) for one share of Common Stock on such date in such trade, on the first applicable among the following: (a) the national securities exchange on which the Common Stock is listed which constitutes the principal securities market for the Common Stock, (b) Nasdaq, (c) the Nasdaq SmallCap Market or (d) such other market as at the time constitutes the principal trading market for the Common Stock, in any such case as reported by Bloomberg, L.P. (subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase Common Stock at a price per share less than the Trading Price which would otherwise be applicable,
(vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Company or any subsidiary of the Company or other repurchases of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding and (viii) similar events, in each such case relating to the Common Stock and which occur on or after the Issuance Date).

          "Transaction Documents" means this Note, the Note Purchase Agreement, the Security Agreement, the Patent and Trademark Security Agreement, and the Warrants.

          "Transfer Agent" means Stocktrans, Inc., or its successor as transfer agent and registrar for the Common Stock.

          "Warrants" means Common Stock Purchase Warrants of the Company issued to the original Holder of this Note pursuant to the Note Purchase Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

          9.1  FAILURE OR INDULGENCY NOT WAIVER.  No failure or delay on the
               --------------------------------
part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          9.2  NOTICES.  Except as otherwise specifically provided herein, any
               -------
notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be 145 Brandywine Parkway, West Chester, Pennsylvania 19380,
Attention: Chief Financial Officer (telephone line facsimile transmission number (610) 344-7563). The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

          9.3  AMENDMENT, WAIVER, ETC.  Neither this Note or any Other Note nor
               ----------------------
any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby (i) extend the scheduled final maturity of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Optional Redemption Price, the Repurchase Price or the Registration Repurchase Price, (ii) release the collateral or reduce the amount of collateral required to be deposited or maintained by the Company pursuant to the Security Agreement or the Patent and Trademark Security Agreement, except as expressly provided in the respective agreement, (iii) amend, modify or waive any provision of Article II, (iv) amend, modify or waive any provision of this Section 9.3, (v) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders or (vi) except as provided in this Note, change the method of calculating the Payment Share Price, the Interest Share Price or the Optional Redemption Price in a manner adverse to the Holder.

          9.4  ASSIGNABILITY.  This Note shall be binding upon the Company and
               -------------
its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

          9.5  CERTAIN EXPENSES.  The Company shall pay on demand all expenses
               ----------------
incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

          9.6  GOVERNING LAW.  This Note shall be governed by the internal laws
               -------------
of the State of New York, without regard to the principles of conflict of laws.

          9.7  TRANSFER OF NOTE AND NOTEHOLDER PAYMENT AMOUNT.  This Note has
               ----------------------------------------------
not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred unless the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act. If such transfer is intended to assign the rights and obligations under 5(a), 5(b), 8, 9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with Article V of the Note Purchase Agreement. The Holder may not transfer a portion of this Note to any Person if such transfer would result in an increase in the aggregate number of registered holders of this Note and the Other Notes of more than one such holder without the prior written consent of the Company, which consent will not be unreasonably withheld. Any instrument issued upon any such transfer of a portion of this Note which results in such increase of one holder shall bear a legend that the holder thereof shall not be entitled to transfer such instrument in a manner which would further increase the aggregate number of registered holders of this Note and the Other Notes without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Holder shall have the right to transfer all or any part of its rights under Article II of this Note separate from its rights under the other provisions of this Note only with the prior written consent of the Company, which consent will not be unreasonably withheld.

          9.8  ENFORCEABLE OBLIGATION.  The Company represents and warrants that
               -----------------------
at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Note Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

          9.9  NOTE REGISTER; REPLACEMENT OF NOTES.  The Company shall maintain
               -----------------------------------
a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

          9.10 PAYMENT OF NOTE ON REDEMPTION OR REPURCHASE; DEPOSIT OF
               -------------------------------------------------------
REDEMPTION PRICE OR REPURCHASE PRICE, ETC.  (a) If this Note or any portion of
-----------------------------------------
this Note is to be redeemed as provided in Section 1.2 or repurchased as provided in Sections 5.1 and 5.2 or Section 5.3 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the applicable Optional Redemption Price, Repurchase Price or Registration Repurchase Price. On and after the Optional Redemption Date or repurchase date so stated in such notice, provided that the

Company shall have deposited with an Eligible Bank on or prior to such Optional Redemption Date or repurchase date, an amount sufficient to pay the applicable Optional Redemption Price, Repurchase Price or Registration Repurchase Price, interest on this Note or the portion of this Note to be so redeemed or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so redeemed or repurchased except to receive payment of the applicable Optional Redemption Price, Repurchase Price or Registration Repurchase Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and redeemed or repurchased at the applicable Optional Redemption Price, Repurchase Price or Registration Repurchase Price. If a portion of this Note is to be redeemed or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unredeemed or unrepurchased portion of the principal amount of this Note so surrendered.

          (b) Upon the payment in full of all amounts payable by the Company under this Note and the Other Notes (other than amounts payable pursuant to Article II hereof and thereof which are not yet due) or the deposit thereof as provided in Section 9.10(a) and the like provisions of the Other Notes, thereafter the obligations of the Company under this Note shall be as set forth in Article II, Sections 3.10, 3.11, this Article IX, and, in the case of such deposit, to pay the Optional Redemption Price, Repurchase Price or Registration Repurchase Price, as the case may be, from the funds so deposited. Upon such payment or deposit, any Event of Default which occurred prior to such payment or deposit by reason of one or more provisions of this Note with which the Company thereafter is no longer obligated to comply, then such Event of Default shall no longer exist.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of the day and in the year first above written.

                                 CEPHALON, INC.



                                 By:
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                                                                       ---------


                           OPTIONAL REDEMPTION NOTICE
       (SECTION 1.2 OF 11% REVENUE SHARING SENIOR SECURED NOTE DUE 2002)

TO:  ___________________________
          (Name of Holder)

          (1) Pursuant to the terms of the 11% Revenue Sharing Senior Secured Note due 2002 (the "Note"), Cephalon, Inc., a Delaware corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section 1.2 of the Note as set forth below:

          (i) The principal amount of the Note to be redeemed is $_____________.

          (ii)  The Optional Redemption Price is $_______________.

          (iii) The Optional Redemption Date is ______________.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                         CEPHALON, INC.



                                                       By:
                                                         Title:

                                                                       EXHIBIT B
                                                                       ---------

                        FORM OF OPINION OF COUNSEL TO BE
                     DELIVERED IN CONNECTION WITH ISSUANCE
                          OF PRINCIPAL PAYMENT SHARES

                            [Letterhead of Counsel]


                                       _______________, 200_____



To The Holders Listed on Schedule A hereto


Re:  Cephalon, Inc.
     --------------

Ladies and Gentlemen:

We have acted as counsel to Cephalon, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of ____________________________ Principal Payment Shares in accordance with the terms of the Company's 11% Revenue Sharing Senior Secured Notes due 2002 in the original aggregate principal amount of $30,000,000 (the "Notes"), which Notes were issued pursuant to the several Note Purchase Agreements, dated as of February __, 1999 (the "Note Purchase Agreements"), by and between the Company and the Buyers parties thereto (the "Buyers"). All capitalized terms used herein without definition are used herein with the respective meanings ascribed to them in the Notes or, if not defined in the Notes, in the Note Purchase Agreements. This opinion is being delivered to you pursuant to Section 1.4(d)[(1)(B) OR (2)(B)] of the Notes. In connection with this opinion letter, we have relied upon the representations and warranties of the Company set forth in the Note Purchase Agreements and the Notes (the "Principal Documents").

As to various questions of fact material to our opinion, we have also relied upon certificates of officers and representatives of the Company and upon certificates of public officials. We have made no independent review or investigation of any nature as to such representations and warranties, the matters set forth in the certificates or the assumptions set forth below upon which we are relying, and no inference of any knowledge on the part of this Firm as to these legal or factual matters should be drawn from our representation of the Company in connection with the Principal Documents or otherwise.

We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have also assumed that the Principal Documents have each been duly authorized, executed and delivered by all parties thereto other than the Company and that all such other parties have full power, authority and legal right to execute, deliver and perform their obligations under the Principal Documents, and that such Principal Documents are valid, binding and enforceable in accordance with their respective terms against such other parties.

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that the Principal Payment Shares are duly authorized and will be, upon issuance and delivery in accordance with the terms of the Notes, validly issued, fully paid and nonassessable. Upon issuance, each Principal Payment Share will have attached thereto a Preferred Share Purchase Right pursuant to the terms of the Company's Rights Plan if and as then in effect. We express no opinion as to the validity of the Rights Plan or the Preferred Share Purchase Rights. None of the Principal Payment Shares are subject to preemptive rights pursuant to the Certificate of Incorporation or the Delaware General Corporation Law (the "DGCL") or, to our knowledge, other similar rights of the stockholders of the Company.

The foregoing opinions and comments are subject to the following additional qualifications:

          (a) Wherever we have stated herein that we have assumed a matter, it is intended to indicate that we have assumed such matter without making any independent legal or factual review or investigation of any nature to determine the accuracy of such assumption, and without expressing any opinion or conclusion of any kind concerning the matter, and no inference as to our knowledge of any legal or factual matters bearing on the accuracy of any such assumption should be drawn from the fact of our current or prior representation of the Company.

          (b) We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the State of New York and the DGCL. We express no opinion with respect to any federal or state laws relating to tax and antitrust matters. We express no opinion as to compliance with applicable anti-fraud statutes, rules or regulations of any applicable jurisdiction governing the issuance of securities.

          (c) The opinions expressed above are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws (including without limitation preference rules) affecting the rights of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (d) [IF OPINION GIVEN PURSUANT TO SECTION 1.4(D)(2)(B) OF NOTE: For purposes of this opinion, we have assumed that the formulas contained in the Notes to calculate the Optional Redemption Price represent stipulated damages that are not plainly disproportionate to the possible loss to the holders of the Notes and, therefore, are not "penalties" as a matter of law. We express no opinion as to whether the issuance of the Principal Payment Shares may be determined to be interest payable with respect to the Notes, or as to the effect of any laws of any jurisdiction restricting the interest that may be charged upon debt obligations, and our opinion set forth above assumes that such laws do not adversely affect any determination that the Principal Payment Shares are fully paid and non-assessable.]

          (e) The foregoing opinion and comments are as of the date hereof, and we assume no obligation to update or supplement them to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion letter is solely for the benefit of the Holders for use in connection with the transactions contemplated by the Notes and may not be relied upon by any other person or for any other purpose without our express written consent.

Very truly yours,

                                                                      Schedule A

                                Holders of Notes
                                ----------------

                                                                       EXHIBIT C
                                                                       ---------

                                 COMPANY NOTICE
      (SECTION 5.2(A) OF 11% REVENUE SHARING SENIOR SECURED NOTE DUE 2002)

TO:  ___________________________
     (Name of Holder)


          (1) A Repurchase Event described in the 11% Revenue Sharing Senior Secured Note due 2002 (the "Note") of Cephalon, Inc., a Delaware corporation (the "Company"), occurred on ____________________, ______. As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5.2 of the Note.

          (2) The Holder's repurchase right must be exercised on or before ______________, _______.

          (3) At or before the date set forth in the preceding paragraph (2), the Holder must:

              (a) deliver to the Company a Holder Notice, in the form attached as EXHIBIT D to the Note; and

              (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

          (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________               CEPHALON, INC.


                                             By:
                                                Title:

                                                                       EXHIBIT D
                                                                       ---------

                                 HOLDER NOTICE
      (SECTION 5.2(B) OF 11% REVENUE SHARING SENIOR SECURED NOTE DUE 2002)

TO:  CEPHALON, INC.

          (1) Pursuant to the terms of the 11% Revenue Sharing Senior Secured Note due 2002 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and 5.2(b) of $_________________________ of the Note, equal to the sum of
$____________________ principal amount of the Note, $____________________ of accrued and unpaid interest on such principal amount and $____________________ of Default Interest on such interest at the Repurchase Price provided in the Note.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


     Date:                                 NAME OF HOLDER:



                                           By

                                           Signature of Registered Holder
                                          (Must be signed exactly as name
                                                   appears in the Note.)

                                                                       EXHIBIT E
                                                                       ---------

                     HOLDER REGISTRATION REPURCHASE NOTICE
       (SECTION 5.3 OF 11% REVENUE SHARING SENIOR SECURED NOTE DUE 2002)

TO:  CEPHALON, INC.

          (1) Pursuant to the terms of the 11% Revenue Sharing Senior Secured Note due 2002 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Section 5.3 of $____________________ of the Note, equal to the sum of $____________________
principal amount of the Note, $____________________ of accrued and unpaid interest on such principal amount and $____________________ of Default Interest on such interest at the Registration Repurchase Price provided in the Note.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


     Date:                          NAME OF HOLDER:





                                    By _________________________________
                                       Signature of Registered Holder
                                       (Must be signed exactly as name
                                             appears in the Note.)

                                                                       EXHIBIT F
                                                                       ---------

                                TARGET REVENUES

        Period   3 Months       12 Months
        Ended      Ended           Ended
        -----   -----------     -----------

[


                                                ]    *



* THE CONFIDENTIAL MATERIAL CONTAINED HEREIN HAS BEEN OMITTTED AND FILED SEPARATELY WITH THE COMMISSION